Exhibit 10.39

AMENDMENT TO THE
ENSCO INTERNATIONAL INCORPORATED
2005 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT is effective the 26th day of December, 2006, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, the Company has adopted the ENSCO International Incorporated 2005 Long-Term Incentive Plan (the "Plan") effective January 1, 2005; and

WHEREAS, the Board of Directors of the Company, upon recommendation of its Nominating, Governance and Compensation Committee (the "Committee"), has approved this Amendment to the Plan during a regular meeting held on November 7, 2006; and

WHEREAS, the Company now desires to adopt this Amendment to the Plan in order to facilitate compliance with recently promulgated Securities and Exchange Commission Rules regarding executive compensation reporting and to accord the Committee authority and discretion to grant equity awards under the Plan that will not vest on Normal Retirement Age;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment to the Plan:

The definition of "Fair Market Value" is hereby amended to read as follows:

"'Fair Market Value' shall mean the closing market price per share at which the securities are traded on the New York Stock Exchange or, if not traded on the New York Stock Exchange, such other principal United States market for such securities as may be applicable on the grant date. If at any time the securities are not traded on the New York Stock Exchange or another principal United States market, the fair market value per share of the securities on the grant date shall be determined in good faith by the Committee by the reasonable application by the Committee of a reasonable valuation method in accordance with the Treasury regulations under Section 409A of the Code."
Section 3(b)(xviii) shall be added to the Plan as follows:

"(xviii)	Notwithstanding the provisions of Section 13(b), to issue Awards of Options and Restricted Stock, or either of them, which, in the Committee's discretion, will not be subject to accelerated vesting and, as respects Options, may not remain exercisable for the entire Option Term upon achievement of Normal Retirement Age, all as shall be determined by the Committee and stated in the Award."
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Former Sections 3(b)(xviii) and (xix) shall be renumbered (xix) and (xx) respectively.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Amendment to be executed effective the date first above written.

ENSCO INTERNATIONAL INCORPORATED

/s/  Charles A. Mills
By:  Charles A. Mills
Its:  Vice President - Human Resources and Security

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